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Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-39845) and Form S-8 (No. 333-1042) of Planet Polymer Technologies, Inc. of our report dated February 15, 2001 relating to the financial statements, which appears in this Form 10-KSB.

PricewaterhouseCoopers LLP

San Diego, California
March 21, 2002